EXHIBIT 99.02

Shire Pharmaceuticals Group plc Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

FIRST QUARTER 2005 RESULTS DATE NOTIFICATION – 29th April

Basingstoke, UK – 15 April 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce first quarter 2005 earnings on Friday, 29 April 2005.

Results announcement time:	12:00 BST / 07:00 EST
Conference call time:	14:00 BST / 09:00 EST

Live conference call:
Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call at 14:00 BST/09:00 EST.

Please RSVP ssalah@uk.shire.com (T: +44 (0)1256 894 160).

The details of the live conference call are as follows:

UK dial in	+44 (0) 1452 568 061
US / Canada dial in	1866 224 2972
Password	Shire

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for two week. Details are as follows:

UK dial in	+44 (0) 0845 245 5205
US dial in	+18662474222

Stnd Int Dial In Number	+44 (0) 1452 55 00 00
Pin code	5538901#

Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8709

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of METHYPATCH® (methylphenidate) and NRP104, including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to secure new products for development, , the implementation of the current reorganization and other risks and uncertainties detailed from time to time in Shire’s filings, including its Annual Report on Form 10-K for the year ended December 31, 2003, with the Securities and Exchange Commission.